Exhibit 31.1

California Micro Devices

Rule 13a-14(a)/15d-14(a) Certification of Robert V. Dickinson, Principal Executive Officer

I, Robert V. Dickinson, certify that:

1. I have reviewed this Amendment No.1 on Form 10-Q/A to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 (the “Amendment”) of California Micro Devices Corporation, a California corporation (“registrant”);

2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment; and

3. Based on my knowledge, the financial statements, and other financial information included in this Amendment, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Amendment.

Date: September 18, 2003

By:	/ S / ROBERT V. DICKINSON
Robert V. Dickinson, President and CEO (Principal Executive Officer)